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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                               MEDPARTNERS, INC.

                       5,994,594 SHARES OF COMMON STOCK,
                           PAR VALUE $.001 PER SHARE

     The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.

1. The information set forth opposite the name of LINDA HSUEH, M.D. in the table of Selling Holders on page 13 of the Prospectus is deleted and the following information, as of a recent date prior to the date of this Prospectus Supplement, is inserted in lieu thereof: Number of Shares Beneficially Owned and Number of Shares Covered by this Prospectus shall be 35,075.

2. JEWISH FEDERATION OF SOMERSET HUNTERDON & WARREN COUNTIES is added to the table of Selling Stockholders on page 13 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement: Number of Shares Beneficially Owned and Number of Shares Covered by this Prospectus shall be 755; Number of shares to be Held After Offering shall be 0; Percent of Outstanding Shares After Offering shall be *.

     The date of this Prospectus Supplement is June 10, 1998.


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